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                                                                 EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Annual Report (Form 10-K) of PriceSmart, Inc. of our report dated October 16, 1998, included in the 1998 Annual Report to Stockholders of PriceSmart, Inc.

         Our audits also included the financial statement schedule of PriceSmart, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statements (Form S-8's No. 333-38345 and No. 333-61067) pertaining to the 1997 Stock Option Plan of PriceSmart, Inc. and the 1998 Equity Participation Plan of PriceSmart, Inc. of our report dated October 16, 1998, with respect to the consolidated financial statements of PriceSmart, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended August 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP

San Diego, California
November 23, 1998